UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009
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Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat
Curacao	N/A
Netherlands Antilles
(Address of principal executive offices)	(Zip Code)

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Registrant’s telephone number, including area code: 011-59-99-465-8525
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment #1 to Amended and Restated Employment Agreements

On July 30, 2009, July 30, 2009, July 31, 2009 and August 4, 2009, respectively, each of Alan W. Milinazzo, our Group President and Chief Executive Officer, Robert S. Vaters, our Executive Vice President and Chief Financial Officer, Bradley R. Mason, our Group President, North America, and President, Blackstone Medical, Inc., and Michael M. Finegan, our Vice President, Corporate Development and President, Biologics, entered into an Amendment #1 to Amended and Restated Employment Agreement with Orthofix Inc.  The sole purpose of each amendment is to clarify the original intent of the parties that all stock options granted to the executive will vest in full and be immediately exercisable and any risk of forfeiture included in restricted stock grants will immediately lapse in the event of a termination of the executive’s employment as a result of death, disability, for good reason or without cause occurring during the term of the Amended and Restated Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Robert S. Vaters
Robert S. Vaters Executive Vice President and Chief Financial Officer

Date: August 6, 2009